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Exhibit 2

CLASS A SUBORDINATE VOTING SHARES

PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF
OF THE MANAGEMENT OF THE CORPORATION

                The undersigned shareholder of MI Developments Inc. (the "Corporation") hereby appoints John D. Simonetti, or failing him Richard J. Crofts, or instead of either of them .................................................................................................. as the proxyholder of the undersigned, with full power of substitution, in respect of all the Class A Subordinate Voting Shares of the Corporation held by the undersigned, to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before, the Annual and Special Meeting (the "Meeting") of the Shareholders of the Corporation to be held on May 11, 2007 and any and all adjournments or postponements thereof, and, without limiting the general authority conferred by this proxy, the undersigned hereby specifically directs such proxyholder as follows:

  (a)
  To vote FOR ☐ or WITHHOLD FROM VOTING ☐ in respect of the election of John Barnett, Barry Byrd, Neil Davis, Philip Fricke, Manfred Jakszus, Dennis Mills, John Simonetti, Frank Stronach and Judson Whiteside as directors [Management recommends a vote FOR];

  (b)
  To vote FOR ☐ or WITHHOLD FROM VOTING ☐ in respect of the re-appointment of Ernst & Young LLP as the Auditor of the Corporation based on the recommendation of the Audit Committee of the Board of Directors and authorizing the Audit Committee to fix the Auditor's remuneration [Management recommends a vote FOR]; and

  (c)
  To vote FOR ☐ or AGAINST ☐ passing the ordinary resolution approving amendments to the Corporation's incentive stock option plan [Management recommends a vote FOR].

        This proxy confers discretionary authority to vote on amendments or variations to the matters identified in the Notice of Annual and Special Meeting of Shareholders and on all other matters as may properly come before the Meeting or any adjournments or postponements thereof.

        The proxyholder will vote (i) FOR the election of the management nominees for the office of director, (ii) FOR the re-appointment of Ernst & Young LLP as the Auditor of the Corporation and authorizing the Audit Committee to fix the Auditor's remuneration and (iii) FOR passing the ordinary resolution approving amendments to the Corporation's incentive stock option plan, where a choice for each such matter is not specified in this proxy.

        The undersigned confirms the express wish that this document and the documents relating hereto including the Management Information Circular/Proxy Statement be in English only. Le soussigné confirme sa volonté expresse que ce document et les documents se rattachant à la présente, y compris la circulaire d'information et de la direction solent rédigés en anglais seulement.

        The undersigned hereby revokes any proxy previously given.

Date                                                                                            , 2007.

Name (please print)

Signature

NOTES:

  1.
  This proxy must be signed by the shareholder or his attorney duly authorized in writing.
  2.
  If the shareholder is a corporation, this proxy must be executed by an officer or attorney thereof duly authorized in writing.
  3.
  Please date this proxy. If not dated, it shall be deemed to be dated the day on which it is mailed.
  4.
  If your address as shown is incorrect, please give your correct address when returning this proxy.
  5.
  A shareholder has the right to appoint a person to attend and to act for him/her on his/her behalf at the meeting other than the management nominees named above. Such right may be exercised by striking out the names of Mr. John D. Simonetti and Mr. Richard J. Crofts and inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Corporation, or by completing another proper form of proxy.

All proxies must be received by 5:00 pm (Toronto time) on May 9, 2007.

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CLASS A SUBORDINATE VOTING SHARES PROXY THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT OF THE CORPORATION